News Release

Amkor Technology Reports Financial Results for the Third Quarter 2015

Third Quarter Highlights

•	Net sales $734 million

•	Gross margin 17.2%

•	Net income $28 million

•	Earnings per diluted share $0.12

TEMPE, Ariz. - October 26, 2015 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the third quarter ended September 30, 2015.

"Third quarter revenues were at the higher end of our expectations and roughly flat to Q2,” said Steve Kelley, Amkor's president and chief executive officer. “Third quarter profit exceeded expectations, largely due to favorable exchange rates and a richer mix of assembly and test services."

	GAAP Results
	Q3 2015	Q2 2015	Q3 2014
	($ in millions, except per share data)
Net sales	$734	$737	$813
Gross margin	17.2%	15.6%	18.8%
Net income*	$28	$10	$47
Earnings per diluted share*	$0.12	$0.04	$0.20

*Second quarter 2015 results include a $9 million ($0.04 per diluted share) charge for the early extinguishment of debt related to the redemption of all $345 million aggregate principal amount of Amkor's outstanding 7.375% Senior Notes due 2018.

Cash and cash equivalents were $430 million, and total debt was $1.4 billion, at September 30, 2015.

Business Outlook

“In response to the generally soft end market demand for electronic devices, we expect customers to cautiously manage inventories through the fourth quarter of 2015,” said Kelley. “We are tightly controlling capital expenditures and working capital in line with the demand environment. Accordingly, we are reducing our estimate of full year 2015 capital expenditures from around $550 million to around $525 million, including around $150 million of spending for our new K5 facility."

Based upon currently available information, we have the following expectations for the fourth quarter 2015:

•	Net sales of $660 million to $710 million, down 3% to 10% from the prior quarter

•	Gross margin of 13% to 17%

•	Net loss of $4 million to net income of $12 million, or ($0.02) to $0.05 per share

Conference Call Information

Amkor will conduct a conference call on Monday, October 26, 2015, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's website: www.amkor.com. You may also access the call by dialing 1-877-645-6380 or 1-404-991-3911. A replay of the call will be made available at Amkor's website or by dialing 1-855-859-2056 or 1-404-537-3406 (conference ID 58799565). The webcast is also being distributed over NASDAQ OMX's investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX's password-protected event management site, Street Events (www.streetevents.com).

About Amkor

Amkor is a leading provider of semiconductor packaging and test services to semiconductor companies and electronics OEMs. More information about Amkor is available from the company's filings with the Securities and Exchange Commission and at Amkor's website: www.amkor.com.

Contacts:

Amkor Technology, Inc.
Joanne Solomon
Executive Vice President & Chief Financial Officer
480-786-7878
joanne.solomon@amkor.com

Greg Johnson
Senior Director, Finance and Investor Relations
480-786-7594
greg.johnson@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q3 2015	Q2 2015	Q3 2014
Net Sales Data:
Net sales (in millions):
Advanced products*	$365	$362	$411
Mainstream products**	369	375	402
Total net sales	$734	$737	$813

Packaging services	85%	85%	86%
Test services	15%	15%	14%

Net sales from top ten customers	61%	62%	60%

Packaged units (in millions):
Advanced products*	1,305	1,275	1,012
Mainstream products**	2,750	2,703	3,545
Total packaged units	4,055	3,978	4,557

End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers):
Communications (smart phones, tablets, handheld devices, wireless LAN)	55%	56%	56%
Automotive, industrial and other (infotainment, safety, performance, comfort)	13%	12%	11%
Consumer (televisions, set top boxes, gaming, portable media, digital cameras)	12%	12%	13%
Networking (servers, routers, switches)	12%	11%	11%
Computing (PCs, hard disk drives, printers, peripherals, servers)	8%	9%	9%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	36.8%	37.2%	37.5%
Labor	14.9%	15.7%	14.1%
Other manufacturing	31.1%	31.5%	29.6%
Gross margin	17.2%	15.6%	18.8%

Earnings per Share Data:

Net income attributable to Amkor common stockholders - basic and diluted	$28	$10	$47

Weighted average shares outstanding - basic	237	237	236
Effect of dilutive securities:
Stock options and restricted share awards	—	—	1
Weighted average shares outstanding - diluted	237	237	237

Net income attributable to Amkor per common share:
Basic	$0.12	$0.04	$0.20
Diluted	$0.12	$0.04	$0.20

*Advanced products include flip chip and wafer-level processing and related test services
**Mainstream products include wirebond packaging and related test services

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
	(In thousands, except per share data)
Net sales	$734,362	$812,824	$2,213,959	$2,276,327
Cost of sales	607,762	659,607	1,837,314	1,843,576
Gross profit	126,600	153,217	376,645	432,751
Selling, general and administrative	54,232	61,600	173,609	191,698
Research and development	21,073	16,437	59,119	59,561
Total operating expenses	75,305	78,037	232,728	251,259
Operating income	51,295	75,180	143,917	181,492
Interest expense	17,695	23,780	64,317	70,039
Interest expense, related party	1,243	1,243	3,727	3,727
Other (income) expense, net	(11,576)	(9,626)	(4,784)	(15,289)
Total other expense, net	7,362	15,397	63,260	58,477
Income before taxes and equity in earnings of unconsolidated affiliate	43,933	59,783	80,657	123,015
Income tax expense	16,568	14,985	27,198	32,425
Income before equity in earnings of unconsolidated affiliate	27,365	44,798	53,459	90,590
Equity in earnings of J-Devices	1,656	3,372	15,460	29,169
Net income	29,021	48,170	68,919	119,759
Net income attributable to noncontrolling interests	(847)	(1,073)	(2,386)	(2,508)
Net income attributable to Amkor	$28,174	$47,097	$66,533	$117,251

Net income attributable to Amkor per common share:
Basic	$0.12	$0.20	$0.28	$0.51
Diluted	$0.12	$0.20	$0.28	$0.50

Shares used in computing per common share amounts:
Basic	236,888	236,337	236,813	228,733
Diluted	236,974	237,509	237,168	236,672

Net income for the nine months ended September 30, 2014 includes a net gain of $18 million ($0.08 per diluted share) related to the sale of Amkor's Japanese subsidiary to J-Devices, its joint venture in Japan. In connection with the sale, Amkor recognized $9 million principally from the realization of accumulated foreign currency translation gains (reflected in Other (income) expense, net) and an additional $9 million from its equity interest in the gain realized by J-Devices on the transaction (reflected in Equity in earnings of J-Devices).

Net income for the nine months ended September 30, 2015 includes a $9 million ($0.04 per diluted share) charge for the early extinguishment of debt related to the redemption of all $345 million aggregate principal amount of Amkor's outstanding 7.375% Senior Notes due 2018.

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2015	December 31, 2014
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$430,444	$449,946
Restricted cash	2,000	2,681
Accounts receivable, net of allowances	410,256	469,683
Inventories	208,213	223,379
Other current assets	53,858	52,259
Total current assets	1,104,771	1,197,948
Property, plant and equipment, net	2,284,901	2,206,476
Investments	146,639	117,733
Restricted cash	2,163	2,123
Other assets	109,014	111,125
Total assets	$3,647,488	$3,635,405

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$—	$5,000
Trade accounts payable	279,260	309,025
Capital expenditures payable	221,281	127,568
Accrued expenses	251,650	258,997
Total current liabilities	752,191	700,590
Long-term debt	1,365,376	1,450,824
Long-term debt, related party	75,000	75,000
Pension and severance obligations	149,952	152,673
Other non-current liabilities	101,564	125,382
Total liabilities	2,444,083	2,504,469

Amkor stockholders’ equity:
Preferred stock	—	—
Common stock	283	282
Additional paid-in capital	1,882,529	1,878,810
Accumulated deficit	(450,429)	(516,962)
Accumulated other comprehensive loss	(32,366)	(32,867)
Treasury stock	(213,576)	(213,028)
Total Amkor stockholders’ equity	1,186,441	1,116,235
Noncontrolling interests in subsidiaries	16,964	14,701
Total equity	1,203,405	1,130,936
Total liabilities and equity	$3,647,488	$3,635,405

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,
	2015	2014
	(In thousands)
Cash flows from operating activities:
Net income	$68,919	$119,759
Depreciation and amortization	371,968	340,089
Loss on debt retirement	2,530	—
Gain on sale of subsidiary to J-Devices	—	(9,155)
Other operating activities and non-cash items	(14,752)	(27,811)
Changes in assets and liabilities	(5,299)	(17,214)
Net cash provided by operating activities	423,366	405,668

Cash flows from investing activities:
Payments for property, plant and equipment	(352,644)	(442,308)
Proceeds from sale of property, plant and equipment	5,212	2,170
Cash received (transferred) on sale of subsidiary to J-Devices, net	8,355	(15,774)
Investment in J-Devices	(12,908)	—
Other investing activities	(869)	(389)
Net cash used in investing activities	(352,854)	(456,301)

Cash flows from financing activities:
Borrowings under revolving credit facilities	180,000	—
Payments under revolving credit facilities	(100,000)	—
Proceeds from issuance of long-term debt	360,000	80,000
Payments of long-term debt	(530,000)	(140,000)
Payment of deferred consideration for an acquisition	—	(18,763)
Proceeds from the issuance of stock through share-based compensation plans	657	5,826
Payments of tax withholding for restricted shares	(548)	(1,348)
Payments of subsidiary dividends to noncontrolling interests	(123)	—
Net cash used in financing activities	(90,014)	(74,285)

Effect of exchange rate fluctuations on cash and cash equivalents	—	68

Net decrease in cash and cash equivalents	(19,502)	(124,850)
Cash and cash equivalents, beginning of period	449,946	610,442
Cash and cash equivalents, end of period	$430,444	$485,592

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, all of the statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•
there can be no assurance that our new factory and research and development center in Korea will be completed, or that the actual scope, costs, timeline or benefits of the project will be consistent with our current expectations;

•	the highly unpredictable nature and cyclicality of the semiconductor industry;

•	timing and volume of orders relative to production capacity and the inability to achieve high capacity utilization rates, control costs and improve profitability;

•
volatility of consumer demand, double booking by customers and deterioration in forecasts from our customers for products incorporating our semiconductor packages, including any slowdown in demand or changes in customer forecasts for smartphones or other mobile devices and generally soft end market demand for electronic devices;

•	delays, lower manufacturing yields and supply constraints relating to wafers, particularly for advanced nodes and related technologies;

•	dependence on key customers and the impact of changes in our market share and prices for our services with those customers;

•
the performance of our business, economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers, including the uncertain macroeconomic environment;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters and the impact of other legal proceedings;

•
the negative impact on economic growth resulting from the action or inaction of the U.S. government relating to federal income tax increases for individuals or corporations, the federal debt ceiling, the federal deficit and government spending restrictions or shutdowns;

•
changes in tax rates and taxes as a result of changes in U.S. or foreign tax law, the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax audits and tax ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital additions;

•	the effects of an economic slowdown in China, the U.S. and other major economies worldwide;

•
disruptions in our business or deficiencies in our controls resulting from the integration of newly acquired operations or the implementation and security of, and changes to, our enterprise resource planning, factory shop floor systems and other management information systems;

•	economic effects of terrorist attacks, natural disasters and military conflict;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in manufacturing yields;

•	dependence on international operations and sales and exchange rate fluctuations;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	dependence on key personnel;

•	enforcement of and compliance with intellectual property rights;

•	environmental and other governmental regulations; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2014 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.